UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 17, 2008
Date of Report (Date of earliest event reported)

MACRO SECURITIES DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

MACROshares Oil Up Holding Trust
MACROshares Oil Up Tradeable Trust
(Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-116566 (Commission File Number)	20-1072523 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 16, 2008, a termination trigger occurred under the trust agreement for the MACROshares Oil Up Holding Shares (the "Up-MACRO Holding Shares") and the trust agreement for MACROshares Oil Up Tradeable Shares (the "Up-MACRO Tradeable Shares"). Pursuant to Section 11.1(a)(ii) of the trust agreement for the Up-MACRO Holding Shares and the trust agreement for the Up-MACRO Tradeable Shares, a termination trigger will occur if the Applicable Reference Price of Crude Oil rises to or above $111 or falls to or below $9, and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three (3) consecutive Price Determination Days. The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, June 16th at 2:30. This marked the third consecutive Price Determination Date that the Applicable Reference Price of Crude Oil closed at or above $111. A "Price Determination Date" is any day on which the Applicable Reference Price of Crude Oil is established based upon trading of the NYMEX light sweet crude oil futures contract by open outcry on the facilities of NYMEX.

The trust agreements provide that, following the occurrence of a termination trigger, the next scheduled distribution date will be an "Early Termination Date" on which all outstanding Up-MACRO Holding Shares and Up-MACRO Tradeable Shares will be redeemed at their Per Share Underlying Value on the last Price Determination Date preceding such Early Termination Date.

The next scheduled distribution date for the Up-MACRO Holding Shares and the Up-MACRO Tradeable Shares is June 26, 2008, which will be the Early Termination Date. The last day of trading for the Up-MACRO Tradeable Shares on AMEX will be June 25, 2008.

On July 3, 2008, a final distribution will be made on the Up-MACRO Holding and Tradeable Shares to the holders of record of those shares as of June 30, 2008.  This final distribution will be equal to the Per Share Underlying Value of the Up-MACRO Holding and Tradeable Shares as of the last Price Determination Date preceding the Early Termination Date. The last Price Determination Date will be June 25, 2008.

Authorized Participants may continue to direct paired issuance and paired optional redemptions of MacroShares until June 25, 2008.

Attached here as Appendix A is the press release issued by MACRO Securities Depositor, LLC announcing the occurrence of the termination trigger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Chief Executive Officer

Date: April 17, 2008

Appendix A

For Immediate Release

MacroShares Oil (UCR and DCR) reaches an early termination trigger

April 17, 2008, Madison, NJ - The NYMEX light sweet crude oil futures contract for June closed at $114.36 on Wednesday, June 16th at 2:30. This marked the third consecutive business day that the reference price for MacroShares Oil Up and Down (UCR and DCR respectively) closed at or above $111. This triggered an early termination event for the securities.

The last day of trading for UCR and DCR will be June 25, 2008.

On July 3rd, a final distribution payment will be made to the UCR and DCR shareholders of record as of June 30th based on the underlying value of the Up and Down MacroShares Trusts. The underlying value of the trusts will be determined based on the June 25th closing price of the NYMEX light sweet crude oil futures contract for August.

MacroShares Oil was launched on the American Stock Exchange on November 30, 2006, as the first product in a family of new, patented securities. MacroShare Oil’s unique paired structure is comprised of an Up Trust (UCR) and a Down Trust (DCR) that are equally collateralized. As MacroShares Up increases in value, MacroShares Down decreases in value by the same dollar amount.

Sam Masucci, CEO of MacroMarkets, which created and manages the products, commented “UCR and DCR were our first MacroShare products. Since they launched, we’ve been educating investors on this unique structure, and gauging the market’s reaction. Currently, the securities have over $300 Million in assets under management and are trading over 3 Million shares per day, which clearly demonstrate the market’s acceptance and willingness to trade the product.”

Many investors have asked if there will be another MacroShare Oil product. Sam noted, “We recently filed a prospectus with the SEC to offer a new MacroShares Oil product based on a benchmark Crude Oil price of $100. MacroShares $100 Oil, as well as several other new MacroShares products, are currently under development and are in direct response to the market’s interest in applying our unique structure to important asset classes.”

Contacts:
For general inquires, please contact 888-Macros1
For press inquiries, please contact Diane Masucci at 973-889-1973 x 103

Macro Securities Depositor, LLC is a Delaware limited liability company and is acting as the depositor for the MacroShares Oil Up and Down trusts. A registration statement (including prospectus) has been filed with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Macro Securities Depositor, LLC, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free (888) Macros1 extension 200. You may also request a copy of the prospectus by accessing the MacroShares website at www.MacroShares.com.

MacroMarkets LLC is the Administrative Agent and its subsidiary, Macro Financial, LLC, is the marketing agent for the MacroShares Holding and Tradeable Trusts. Macro Financial is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority.

Important Risks

This Information does not represent an offer to sell securities of the MacroShares Holding and Tradeable Trusts and it is not soliciting an offer to buy securities of these Trusts. There can be no assurance that the Trusts will achieve their investment objectives. An investment in a MacroShare Holding or Tradeable Trust involves significant risks, including the risk of loss of substantially all of your investment. There is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution to shareholders. You should review the risk factors in the prospectus prior to investing in a Holding or Tradeable Trust.

The Holding Trusts continuously offer shares through Authorized Participants. MacroShares Holding Shares may be converted to MacroShares Tradeable Shares, which can be bought and sold on the American Stock Exchange. There is no guarantee that a market for any MacroShares Holding or Tradeable Shares will continue.

Fluctuations in the underlying value of a Tradeable Trust or its related Holding Trusts and other factors may affect the market price of your MacroShares investment. An investment in a Tradeable Trust or its related Holding Trust will not resemble a direct investment in the asset being tracked. The price of the asset being tracked by a Tradeable Trust or its related Holding Trust may be volatile. It may be difficult to predict whether in the long-term the price of the asset being tracked will reflect a generally upward or downward trend. There are risks associated with investing in a product linked to a benchmark. A substitute price may be used as the reference price of the benchmark asset.

MacroMarkets LLC and their respective affiliates do not provide tax advice. Investors are urged to consult their tax advisor to fully understand the tax implications associated with and investment in any Tradeable Trust (or its related Holding Trust). Investors are hereby notified that: (A) any discussion of federal tax issues in this press release is not intended or written to be relied upon, and cannot be relied upon by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (B) such discussion is being used in connection with the promotion or marketing by Macro Securities Depositor, LLC and the Holding and Tradeable Trusts of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

Additional Information about MacroShares Oil can be found at www.MacroShares.com